                                                               EXECUTION VERSION

                              ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT dated as of May 1, 2007, made by the parties listed on
Schedule I hereto (each an "Additional Grantor"), in favor of Credit Suisse,
Cayman Islands Branch ("Credit Suisse"), as administrative agent and collateral agent (in such capacities and together with its successors, the "Agent") for (i)
the banks and other financial institutions and entities (the "Lenders") parties to the Credit Agreement referred to below, and (ii) the other Secured Parties
(as defined in the Guarantee and Collateral Agreement (as hereinafter defined)).
All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

     WHEREAS, Clarke American Corp. (to be renamed Harland Clarke Holdings
Corp.), a Delaware corporation (the "Borrower"), certain Subsidiaries of the
Borrower from time to time party thereto (each a "Subsidiary Co-Borrower"), the
Lenders from time to time party thereto, and Credit Suisse, as Agent, have entered into a Credit Agreement dated as of April 4, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (including the Subsidiary Co-Borrowers) have entered into that certain Guarantee and Collateral Agreement dated as of May 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the
"Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

     WHEREAS, the Credit Agreement requires each Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

     WHEREAS, each Additional Grantor has agreed to execute and deliver this
Assumption Agreement in order to become a party to the Guarantee and Collateral
Agreement;

     NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, each Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the
Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. Each Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the
Guarantee and Collateral Agreement is true and correct on and as the date hereof
(after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        JOHN H. HARLAND COMPANY

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                        Name:  Peter A. Fera, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        HARLAND CHECKS AND SERVICES, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                        Name:  Peter A. Fera, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        SCANTRON CORPORATION

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                        Name:  Edward P. Taibi
                                        Title: Vice President and Assistant
                                               Secretary

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                        Name:  Edward P. Taibi
                                        Title: Vice President and Assistant
                                               Secretary

                                        HFS CORE SYSTEMS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                        Name:  Edward P. Taibi
                                        Title: Vice President and Assistant
                                               Secretary

                                        CENTRALIA HOLDING CORP.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                        Name:  Peter A. Fera, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        JOHN H. HARLAND COMPANY OF PUERTO RICO

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                        Name:  Peter A. Fera, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        Acknowledged and accepted:

                                        CREDIT SUISSE, CAYMAN ISLANDS
                                        BRANCH, as Agent

                                        By: /s/ Robert Hetu
                                            ------------------------------------
                                        Name:  Robert Hetu
                                        Title: Managing Director

                                        By: /s/ Denise L. Alvarez
                                            ------------------------------------
                                        Name:  Denise L. Alvarez
                                        Title: Associate

                                                                         Annex 1

                          SUPPLEMENTAL SCHEDULES TO THE
                       GUARANTEE AND COLLATERAL AGREEMENT

                                                                   SCHEDULE I TO
                                                            ASSUMPTION AGREEMENT

                                   SCHEDULE I

1.   John H. Harland Company, a Georgia corporation (to be reorganized and renamed as Harland Clarke Corp., a Delaware corporation)

2.   Harland Checks and Services, Inc., a Georgia corporation

3.   Scantron Corporation, a Delaware corporation

4.   Harland Financial Solutions, Inc., an Oregon corporation

5.   HFS Core Systems, Inc., a Delaware corporation

6.   Centralia Holding Corp., a Georgia corporation

7.   John H. Harland Company of Puerto Rico, a Georgia corporation